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                                 SCHEDULE 21.1
                         SUBSIDIARIES OF THE REGISTRANT


                                                              STATE OF
                        SUBSIDIARY                          ORGANIZATION       TRADE NAMES
Thomas Tools, Inc.........................................  Louisiana       Thomas MWD Service
Drill Motor Services, Inc.................................  Louisiana              N/A
Perf-O-Log, Inc...........................................  Louisiana              N/A
Integrity Industries, Inc.................................    Texas                N/A
Charles Holston, Inc......................................  Louisiana            Holston
Well Safe, Inc............................................    Texas           WSI Industrial
Diamond Wireline Services, Inc............................    Texas                N/A
Grinding and Sizing Company, Inc. ........................    Texas                N/A
Agri-Empresa, Inc. .......................................    Texas                N/A
Agri-Empresa Transportation, Inc. ........................    Texas                N/A